Exhibit 12

June 12, 2025

GK Investment Holdings III LLC

257 East Main Street, Suite 200

Barrington, IL 60010

To the addressee set forth above:

We have acted as special counsel to you in connection with the preparation and filing by you, on or about the date of this opinion letter, of an Offering Statement on Form 1-A (as amended, the “Offering Statement”) under the Securities Act of 1933, as amended (the “Act”) and Regulation A promulgated thereunder, with respect to the qualification of $75,000 of 8% unsecured bonds (the “Bonds”) of GK Investment Holdings III LLC (the “Company”) (CIK: 0002072338). This opinion letter is being furnished in accordance with the requirements of Item 17 of Form 1-A under the Act, and no opinion is expressed in this letter as to any matter pertaining to the contents of the Offering Statement or related offering circular (the “Offering Circular”), other than as expressly stated in this letter with respect to the issuance of the Bonds.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining in this letter as to the internal laws of the State of New York and the Delaware Limited Liability Company Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth in this letter, it is our opinion that, as of the date hereof, when the Bonds have been duly executed, issued and authenticated in accordance with the terms of the Bond Purchase Agreement between the Company and holders of the Bonds in the form most recently filed as an exhibit to the Offering Statement (the “Bond Purchase Agreement”) and the form of Bond most recently filed as an exhibit to the Offering Statement and delivered against payment therefor in the circumstances contemplated by form of subscription agreement most recently filed as an exhibit to the Offering Statement, the Bonds will have been duly authorized by all necessary limited liability company action of the Company, will be validly issued, fully paid and non-assessable; and will be valid and binding obligations of the Company.

You have informed us that you intend to issue the Bonds over time on a continuous basis beginning with the date of qualification of the Offering Statement. We understand that prior to issuing any Bonds you will afford us an opportunity to review the final form of the Bonds to be issued and final form of the Bond Purchase Agreement and you will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Bonds or Bond Purchase Agreement.

Our opinion is subject to: (i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (ii) (a) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to: (a) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, mediation, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law or other procedural rights; (c) waivers of broadly or vaguely stated rights; (d) covenants not to compete; (e) provisions for exclusivity, election or cumulation of rights or remedies; (f) provisions authorizing or validating conclusive or discretionary determinations; (g) grants of setoff rights; (h) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (i) proxies, powers and trusts, and powers of attorney; (j) provisions prohibiting, restricting or requiring consent to assignment or transfer of any agreement, right or property; (k) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (l) provisions permitting, upon acceleration of any indebtedness (including the Bonds), collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (m) any “swap” (as such term is defined in the Commodity Exchange Act), including any guarantee thereof, by any party that is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act) or any provision of any Document (as defined below) that purports to share the proceeds of any guarantee or collateral provided by any party that is not an eligible contract participant with the provider of any such swap or the effect of such sharing provisions on the opinions expressed in this letter; (n) provisions that (i) seek to preserve the solvency of any party by purporting to limit the amount of the liability of, or to provide rights of contribution in favor of, such person, (ii) authorize the exercise of self-help or similar remedies without judicial process, or (iii) relieve a party from liability for injury or damages where such injury or damage was caused by the act, omission or neglect of such party; or (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Bond Purchase Agreement and the Bonds (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, (d) the (i) genuineness of all signatures on all documents, (ii) authenticity of all documents submitted to us as originals, (iii) conformity to authentic originals of all documents submitted to us as copies, and (iv) legal capacity of all natural persons, (e) that there are no agreements or understandings among any parties, written or oral, and there is no usage of trade of course of prior dealing among any parties, that would, in any case, amended, define, supplement, modify or qualify any terms of any Documents, (f) that there has not been any mutual mistake or misunderstanding of fact, fraud, duress or undue influence by any person or entity with respect to the Bonds, and (g) that all conditions precedent to the effectiveness of the Documents have been satisfied or waived.

We have further assumed, with your consent, that all members or managers of the Company that are entities have duly taken such internal actions (such as board, member, manager or partner approval) as may be necessary to enable them to duly act, and that such entities have duly acted (and duly authorized, executed and delivered the Documents, as applicable), in their capacities as members or managers of the Company in connection with the Documents. We assume for purposes of this opinion that the Company will remain duly organized, validly existing and in good standing under Delaware law.

This opinion is for your benefit in connection with the Offering Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Offering Statement and to the reference to our firm contained in the Offering Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Williams Mullen